Exhibit No. 99

For Immediate Release

REGIS® REPORTS IMPROVED FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Regis® Announces Continued Progress With Its Transformation Reporting Fourth Quarter
Net Income from Continuing Operations of $7.0 Million, a $2.8 Million, or
65% Increase Versus Prior Year

Fourth Quarter Adjusted EBITDA of $31.2 Million Increased $1.8 Million, or 6.1% Year-Over-Year

Full Year Adjusted EBITDA of $94.1 Million Increased $6.9 Million, or 7.9% Year-Over-Year

The Company Reports Positive Same-Store Sales of 0.7% in the Quarter, Which Includes An Estimated 0.9% Negative Impact Due to Easter Shifting Quarters, Full Year Positive Same-Store Sales of 0.5%

The Company Repurchased 883,000 Shares of Its Common Stock in the Quarter

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2018	2017 (1)	2018	2017 (1)
Consolidated Revenue	$294,885	$320,902	$1,214,074	$1,268,460
Consolidated Same-Store Sales Comps	0.7%	1.8%	0.5%	(0.5)%

Net Income (Loss) From Continuing Operations	$6,973	$4,222	$61,886	$(896)
Diluted Earnings (Loss) per Share From Continuing Operations	$0.15	$0.09	$1.32	$(0.02)
EBITDA	$25,714	$19,060	$11,964	$53,756
as a percent of revenue	8.7%	5.9%	1.0%	4.2%

As Adjusted(2)
Consolidated Revenue, as Adjusted	$294,885	$320,902	$1,212,013	$1,268,460
Consolidated Same-Store Sales Comps, as Adjusted	0.7%	1.8%	0.3%	(0.5)%
Net Income, as Adjusted	$10,442	$11,576	$27,946	$17,328
Diluted Earnings per Share, as Adjusted	$0.22	$0.25	$0.59	$0.37
EBITDA, as Adjusted	$31,168	$29,383	$94,079	$87,224
as a percent of revenue, as adjusted	10.6%	9.2%	7.8%	6.9%
____________________________________

(1)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, August 21, 2018 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported fourth quarter 2018 net income from continuing operations of $7.0 million, or $0.15 per diluted share as compared to $4.2 million or $0.09 in the fourth quarter of 2017. The Company's reported results include a net $1.4 million of one-time pre-tax costs associated with the restructuring of the Company's SmartStyle® salon portfolio and a net $2.1 million of other pre-tax discrete costs. Excluding discrete items, and the losses from discontinued operations, the Company reported fourth quarter 2018 adjusted net income of $10.4 million, or $0.22 per diluted share as compared to $11.6 million, or $0.25 per diluted share for the same period last year. The year-over-year decline in adjusted net income was driven primarily by the impact of the valuation allowance that previously existed against most of the Company's deferred tax assets in place during last year's fourth quarter. Normalizing the adjusted income tax rates, and valuation allowance, in both the current and prior year periods to 25%, this year's fourth quarter adjusted net income increased $4.0 million, or $0.09 per diluted share when compared to the same period last year.
Total revenue in the quarter of $294.9 million decreased $26.0 million, or 8.1%, year-over-year driven primarily by the closure of a net 701 salons and the conversion of 448 company-owned salons to franchised locations, partially offset by positive same-store sales comps of 0.7%. Management estimates the shift of the Easter holiday, from fourth quarter last year to third quarter this year, negatively impacted fourth quarter 2018 same-store sales comps by approximately 90 basis points.
Fourth quarter 2018 EBITDA of $25.7 million increased $6.7 million versus the same period last year. As a percentage of sales, the Company's fourth quarter EBITDA margin rate of 8.7% compares to 5.9% in the fourth quarter last year. Fourth quarter 2018 adjusted EBITDA of $31.2 million was 10.6% of adjusted sales and was $1.8 million, or 6.1% favorable year-over-year. Last year's fourth quarter adjusted EBITDA margin rate was 9.2%.
On a full year basis, the Company reported net income from continuing operations of $61.9 million, or $1.32 per diluted share as compared to net loss from continuing operations of $0.9 million, or $0.02 per share in the prior year. On an adjusted basis, net income from continuing operations was $27.9 million, an increase of $10.6 million year-over-year. Adjusted EBITDA of $94.1 million increased $6.9 million, or 7.9% versus the same period last year.
Hugh Sawyer, President and Chief Executive Officer, commented, "Although we have more work to do, we are pleased to report signs of progress in our financial performance and ongoing transformation efforts."

Fourth Quarter Segment Results
Company-Owned Salons

	Three Months Ended June 30,		(Decrease) Increase	Twelve Months Ended June 30,		(Decrease) Increase
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Total Revenue, as Adjusted	$263.4	$299.6	(12.1)%	$1,102.0	$1,189.5	(7.4)%
Same-Store Sales Comps, as Adjusted	0.7%	1.8%	(110) bps	0.3%	(0.5)%	80 bps
Year-over-Year Ticket change	4.4%			3.4%
Year-over-Year Traffic change	(3.7)%			(3.1)%

Gross Profit, as Adjusted(3)	$119.3	$125.2	(4.7)%	$476.7	$480.5	(0.8)%
as a percent of revenue, as adjusted	45.3%	41.8%	350 bps	43.3%	40.4%	290 bps

EBITDA, as Adjusted	$38.2	$38.3	(0.2)%	$126.7	$125.9	0.6%
as a percent of revenue, as adjusted	14.5%	12.8%	170 bps	11.5%	10.6%	90 bps
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.

(3)	Gross profit, as Adjusted, excludes depreciation and amortization.
Company-owned salon fourth quarter 2018 revenue, as adjusted, decreased 12.1% versus the prior year to $263.4 million. The year-over-year decline was driven primarily by the closure of unprofitable salons and the sale of Company-owned salons to franchisees. The year-over-year decline was partially offset by an increase in same-store sales of 0.7% driven by a 4.4% increase in average ticket, partially offset by a 3.7% decrease in traffic.
Fourth quarter 2018 adjusted EBITDA of $38.2 million was essentially flat versus the same period last year driven primarily by salon-level compensation changes, strategic marketing and advertising investments, the prior year inclusion of a more favorable self-insurance reserve adjustment, and the sale of 448 company-owned salons to franchisees, partially offset by the closing of unprofitable salons, improved variable labor management, management initiatives, and same-store sales comp increases. The EBITDA margin rate of the Company-owned salon segment of 14.5% increased 170 basis points compared to the fourth quarter of last year.

Franchise

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Revenue
Product	$9.8	$8.1	21.2%	$34.6	$30.6	13.1%
Product sold to The Beautiful Group	6.2	—	N/A	19.1	—	N/A
Total product	$16.0	$8.1	97.1%	$53.7	$30.6	75.4%
Royalties and fees	15.5	13.2	17.3%	56.4	48.3	16.7%
Total Revenue	$31.5	$21.3	47.6%	$110.1	$78.9	39.5%

EBITDA, as Adjusted	$11.9	$9.5	25.3%	$41.8	$34.8	19.9%
as a percent of revenue	37.9%	44.6%	(670) bps	38.0%	44.1%	(610) bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.
Fourth quarter 2018 Franchise revenue was $31.5 million, a $10.2 million, or 47.6% increase compared to the prior year quarter. Royalties and fees were $15.5 million, a $2.3 million, or 17.3% increase versus the same period last year. Royalties increased 13.1% driven primarily by positive same-store revenue and increased franchise salon counts. Initial franchise fees increased 40.5% as the Company opened, or converted, a net 165 franchised locations in the quarter as compared to 113 in the prior year quarter. Product sales to franchisees were $16.0 million, an increase of $7.9 million. Product sales to The Beautiful Group accounted for $6.2 million of this year-over-year sales increase.
Franchise adjusted EBITDA of $11.9 million improved $2.4 million, or 25.3% year-over-year. The Franchise EBITDA margin rate of 37.9% was negatively impacted by roughly 820 basis points due to the low margin rate of product sales to The Beautiful Group in accordance with the terms of our transaction agreements. Removing the dilutive impact of these sales, EBITDA margin rates in the Franchise segment of 46.1% improved 150 basis points when compared to the fourth quarter of last year.
Other Company Updates
Consolidated Year-Over-Year General & Administrative ("G&A") Comparability
The Company announced a realignment of its field leadership team by brand during the first fiscal quarter of 2018. An outcome of this reorganization is that the costs associated with senior district leaders have been moved out of cost of goods sold and site operating expense, where the expense has historically been recorded, and into G&A. The Company notes that this change does not impact the overall consolidated results but does result in an $8.6 million decrease in cost of goods sold and site expense, and a corresponding $8.6 million increase to G&A during the fourth quarter of 2018, when compared to the comparable period last year. On a fiscal 2018 full year basis, this reclassification of expenses decreased cost of goods sold and site expense by $32.3 million and had a corresponding increase to G&A expense versus the same period last year.
Transformational Strategy Update
The Company continued to make progress implementing its multi-year transformational strategy and operational turnaround focused on improving the performance of Company-owned salons, while at the same time selectively expanding its franchise portfolio where it supports the Company's strategic transformation and maximizes shareholder value. During the quarter, the Company:

•	Repurchased 883,000 common shares at a total price of $15.2 million. In August 2018, the Company's Board of Directors authorized an additional $200 million for share repurchases.

•	Converted 144 Company-owned salons to franchise locations.

•	Announced it would consider franchising the remaining Company-owned Supercuts salons where it facilitated strategic and financial objectives.

•
Executed a number of operational initiatives to stabilize performance and establish a platform for longer-term revenue and earnings growth in Company-owned salons. The Company estimates the initiatives delivered a benefit in a range of $5.0 million to $7.0 million in the fourth quarter of fiscal 2018.

•
Announced the addition of two key members of the Executive team. Chad Kapadia was named Executive Vice President, Chief Technology Officer, and Head of Product Engineering and Laura Alexander was promoted to the role of Senior Vice President, Merchandise.

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter results today, August 21, 2018, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (888) 204-4368 and entering access code 8520138. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 8520138.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of June 30, 2018, the Company owned, franchised or held ownership interests in 8,168 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Paul Dunn
VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; The Beautiful Group's ability to transition and operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$110,399	$171,044
Receivables, net	52,430	19,683
Inventories	79,363	98,392
Other current assets	47,867	48,114
Current assets held for sale	—	32,914
Total current assets	290,059	370,147

Property and equipment, net	105,860	123,281
Goodwill	412,643	416,987
Other intangibles, net	10,557	11,965
Other assets	37,616	61,756
Long-term assets held for sale	—	27,352
Total assets	$856,735	$1,011,488

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,738	$54,501
Accrued expenses	97,630	110,435
Current liabilities related to assets held for sale	—	13,126
Total current liabilities	155,368	178,062

Long-term debt, net	90,000	120,599
Other noncurrent liabilities	107,875	197,374
Noncurrent liabilities related to assets held for sale	—	7,232
Total liabilities	353,243	503,267

Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 45,258,571 and 46,400,367 common shares at June 30, 2018 and 2017, respectively	2,263	2,320
Additional paid-in capital	194,436	214,109
Accumulated other comprehensive income	9,568	3,336
Retained earnings	297,225	288,456

Total shareholders' equity	503,492	508,221

Total liabilities and shareholders' equity	$856,735	$1,011,488

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Three and Twelve Months Ended June 30, 2018 and 2017
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Service	$218,352	$243,649	$899,051	$960,347
Product	61,023	64,033	258,666	259,822
Royalties and fees	15,510	13,220	56,357	48,291
	294,885	320,902	1,214,074	1,268,460
Operating expenses:
Cost of service	123,815	155,386	530,582	610,384
Cost of product	33,458	29,909	140,623	126,297
Site operating expenses	30,806	31,910	127,249	127,797
General and administrative	44,561	39,030	174,045	157,335
Rent	35,816	43,333	183,096	180,478
Depreciation and amortization	11,441	13,757	58,205	52,088
Total operating expenses	279,897	313,325	1,213,800	1,254,379

Operating income	14,988	7,577	274	14,081

Other (expense) income:
Interest expense	(1,090)	(2,143)	(10,492)	(8,584)
Interest income and other, net	1,496	695	6,670	2,831

Income (loss) from continuing operations before income taxes	15,394	6,129	(3,548)	8,328

Income tax (expense) benefit	(8,421)	(1,907)	65,434	(9,224)

Income (loss) from continuing operations	6,973	4,222	61,886	(896)

Loss from discontinued operations, net of income taxes	(2,211)	(2,969)	(53,185)	(15,244)

Net income (loss)	$4,762	$1,253	$8,701	$(16,140)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.15	$0.09	$1.33	$(0.02)
Loss from discontinued operations	(0.05)	(0.06)	(1.14)	(0.33)
Net income (loss) per share, basic (1)	$0.10	$0.03	$0.19	$(0.35)
Diluted:
Income (loss) from continuing operations	$0.15	$0.09	$1.32	$(0.02)
Loss from discontinued operations	(0.05)	(0.06)	(1.13)	(0.33)
Net income (loss) per share, diluted (1)	$0.10	$0.03	$0.18	$(0.35)
Weighted average common and common equivalent shares outstanding:
Basic	46,014	46,527	46,517	46,359
Diluted	46,633	46,762	47,035	46,359

(1)    Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$4,762	$1,253	$8,701	$(16,140)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments during the period:
Foreign currency translation adjustments	(1,175)	2,701	(256)	(1,889)
Reclassification adjustments for losses included in net income (loss)	—	—	6,152	—
Net current period foreign currency translation adjustments	(1,175)	2,701	5,896	(1,889)
Recognition of deferred compensation	336	179	336	157
Other comprehensive (loss) income	(839)	2,880	6,232	(1,732)
Comprehensive income (loss)	$3,923	$4,133	$14,933	$(17,872)

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REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED STATEMENT OF CASH FLOW
(Dollars in thousands)

	Twelve Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$8,701	$(16,140)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash impairment related to discontinued operations	38,826	—
Depreciation and amortization	39,433	40,722
Depreciation related to discontinued operations	3,738	14,239
Equity in loss of affiliated companies	—	81
Deferred income taxes	(75,863)	7,962
Gain on life insurance proceeds	(7,986)	—
Gain from sale of salon assets to franchisees, net (2)	(241)	(492)
Loss on write down of inventories	—	5,905
Salon asset impairments	11,092	11,366
Accumulated other comprehensive income reclassification adjustments	6,152	—
Stock-based compensation	8,269	13,142
Amortization of debt discount and financing costs	4,080	1,403
Other non-cash items affecting earnings	(294)	935
Changes in operating assets and liabilities(1):
Receivables	(12,081)	724
Inventories	13,940	4,010
Income tax receivable	527	(535)
Other current assets	(23)	820
Other assets	(11,229)	(2,586)
Accounts payable	(1,103)	(684)
Accrued expenses	(12,526)	(13,667)
Other noncurrent liabilities	(11,084)	(7,150)
Net cash provided by operating activities	2,328	60,055
Cash flows from investing activities:
Capital expenditures	(29,571)	(26,572)
Capital expenditures related to discontinued operations	(1,171)	(7,271)
Proceeds from sale of salon assets to franchisees (2)	11,582	2,253
Change in restricted cash	(524)	1,123
Proceeds from company-owned life insurance policies	18,108	876
Proceeds from sale of investment	—	500
Net cash used in investing activities	(1,576)	(29,091)
Cash flows from financing activities:
Borrowings on revolving credit facilities	90,000	—
Repayments of long-term debt and capital lease obligations	(124,230)	—
Repurchase of common stock	(24,798)	—
Employee taxes paid for shares withheld	(2,413)	(3,698)
Settlement of equity awards	(794)	(3,151)
Net cash used in financing activities	(62,235)	(6,849)
Effect of exchange rate changes on cash and cash equivalents	(514)	935
(Decrease) increase in cash and cash equivalents	(61,997)	25,050
Cash and cash equivalents:
Beginning of year	171,044	147,346
Cash and cash equivalents included in current assets held for sale	1,352	—
Beginning of year, total cash and cash equivalents	172,396	147,346
End of year	$110,399	$172,396
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(1)	Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.
(2)    Excludes transaction with The Beautiful Group.

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SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2018			June 30, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	0.8%	4.2%	1.8%	2.7%	0.7%	2.1%
Supercuts	0.7	(5.7)	0.2	3.2	(2.3)	2.7
Signature Style	0.4	(4.3)	—	0.7	1.0	0.7
Consolidated same-store sales	0.6%	1.0%	0.7%	2.1%	0.4%	1.8%

	For the Twelve Months Ended
	June 30, 2018			June 30, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.5)%	2.1%	0.3%	(0.1)%	(1.2)%	(0.4)%
Supercuts	2.3	(4.6)	1.7	0.9	(4.3)	0.4
Signature Style	0.2	(3.5)	(0.2)	(1.4)	(1.1)	(1.4)
Consolidated same-store sales	0.5%	0.2%	0.5%	(0.3)%	(1.5)%	(0.5)%
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(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and fiscal year same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	June 30, 2018	June 30, 2017
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,660	2,652
Supercuts	928	980
Signature Style	1,378	1,468
Mall locations (Regis and MasterCuts)	—	898
Total North American Salons	3,966	5,998
Total International Salons (1)	—	275
Total Company-owned Salons	3,966	6,273
as a percent of total Company-owned and Franchise salons	49.1%	70.3%

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	561	176
Supercuts	1,739	1,687
Signature Style	745	770
Total non-mall franchise locations	3,045	2,633
Mall franchise locations (Regis and MasterCuts)	807	—
Total North American Salons	3,852	2,633
Total International Salons (1)	262	13
Total Franchise Salons	4,114	2,646
as a percent of total Company-owned and Franchise salons	50.9%	29.7%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	88	89

Grand Total, System-wide	8,168	9,008
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(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and twelve months ended June 30, 2018 and 2017:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring discounting and costs.

•	Salon tools write-off.

•	Severance expense for former executive officers.

•	Professional fees.

•	Executive transition costs.

•	Gain on life insurance proceeds.

•	Legal fees.

•	Debt refinancing.

•	Goodwill derecognition.

•	Impact of tax reform.

•	Discontinued operations.

The non-GAAP tax provision adjustments related to the amounts excluded from our non-GAAP results are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein. The non-GAAP tax provision adjustments are made to reflect the year-to-date non-GAAP tax rate for each period. The non-GAAP weighted average shares adjustments are due to the change in non-GAAP net income as compared to the U.S. GAAP net income or loss, resulting from the non-GAAP reconciling items addressed herein. Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which may include the dilutive effect of common stock.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating income and net income (loss) to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2018	2017	2018	2017
U.S. GAAP revenue		$294,885	$320,902	$1,214,074	$1,268,460

Non-GAAP revenue adjustments
SmartStyle restructuring discounting	Product Sales	—	—	(2,061)	—
Non-GAAP revenue		$294,885	$320,902	$1,212,013	$1,268,460

U.S. GAAP operating income		$14,988	$7,577	$274	$14,081

Non-GAAP revenue adjustments		—	—	(2,061)	—

Non-GAAP operating expense adjustments (1)
SmartStyle restructuring discounting	Cost of Service	636	—	826	—
Salon tools write-off	Cost of Service	—	4,983	—	4,983
SmartStyle restructuring and discounting costs	Cost of Product	1	—	2,993	—
SmartStyle restructuring discounting	Site operating expenses	48	—	534	—
Salon tools write-off	Site operating expenses	—	341	—	341
SmartStyle restructuring costs	General and administrative	469	—	1,803	—
Severance	General and administrative	(176)	583	2,652	8,437
Professional fees	General and administrative	80	1,125	1,707	2,836
Executive transition costs	General and administrative	—	322	564	322
Gain on life insurance proceeds	General and administrative	—	—	(7,986)	(100)
Legal fees	General and administrative	—	—	—	1,405
SmartStyle restructuring costs	Rent	—	—	23,999	—
SmartStyle restructuring costs	Depreciation and amortization	218	—	13,140	—
Total non-GAAP operating expense adjustments		1,276	7,354	40,232	18,224

Non-GAAP operating income (1)		$16,264	$14,931	$38,445	$32,305

U.S. GAAP net income (loss)		$4,762	$1,253	$8,701	$(16,140)

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	(2,061)	—
Non-GAAP operating adjustments		1,276	7,354	40,232	18,224
Debt refinancing	Interest expense	—	—	2,957	—
Goodwill derecognition	Interest income and other, net	2,185	—	3,899	—
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(761)	—	(10,833)	—
Impact of tax reform	Income taxes	769	—	(68,134)	—
Discontinued operations, net of income tax	Loss from discontinued operations, net of tax	2,211	2,969	53,185	15,244
Total non-GAAP net income adjustments		$5,680	$10,323	$19,245	$33,468
Non-GAAP net income		$10,442	$11,576	$27,946	$17,328
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended June 30, 2018, and 2017, were 5.5% and 4.7%, respectively, and were 3.2% and 2.5% for the twelve months ended June 30, 2018 and 2017, respectively, and are calculated as non-GAAP operating income divided by non-GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended June 30, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 and during the three and twelve months ended June 30, 2017, were not tax effected as a result of the valuation allowance.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP net income (loss) per diluted share to non-GAAP net income per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
U.S. GAAP net income (loss) per diluted share	$0.102	$0.027	$0.185	$(0.348)
SmartStyle restructuring and discounting costs (1) (2)	0.023	—	0.692	—
Severance (1) (2)	(0.003)	0.012	0.047	0.179
Professional fees (1) (2)	0.001	0.024	0.032	0.060
Salon tools write-off (1) (2)	—	0.114	—	0.113
Executive transition costs (1) (2)	—	0.007	0.011	0.007
Gain on life insurance proceeds (1) (2)	—	—	(0.170)	(0.002)
Legal fees (1) (2)	—	—	—	0.030
Debt refinancing (1) (2)	—	—	0.049	—
Goodwill derecognition (1) (2)	0.037	—	0.066	—
Impact of tax reform	0.016	—	(1.449)	—
Discontinued operations, net of tax (2)	0.047	0.063	1.131	0.324
Impact of change in weighted average shares (2)	—	—	—	0.005
Non-GAAP net income per diluted share (2) (3)	$0.224	$0.248	$0.594	$0.368

U.S. GAAP Weighted average shares - basic	46,014	46,527	46,517	46,359
U.S. GAAP Weighted average shares - diluted	46,633	46,762	47,035	46,359
Non-GAAP Weighted average shares - diluted (2)	46,633	46,762	47,035	47,088
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended June 30, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 and during the three and twelve months ended June 30, 2017, were not tax effected as a result of the valuation allowance.

(2)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the twelve months ended June 30, 2017 included additional shares for common stock equivalents of 0.7 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

(3)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q4 FY18 Discrete Items
(Dollars in thousands)

	Pre-Tax	Income Taxes	Net Income
SmartStyle restructuring discounting and costs, net	$(1,372)	$302	$(1,070)
Severance	176	(39)	137
Professional fees	(80)	17	(63)
Goodwill derecognition	(2,185)	481	(1,704)
Impact of tax reform	—	(769)	(769)
	$(3,461)	$(8)	$(3,469)

Discontinued operations, net of tax			$(2,211)

Total			$(5,680)

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2018 and 2017, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the debt refinancing, income tax provision adjustments associated with the above items, impact of tax reform and the SmartStyle restructuring costs included within depreciation and amortization are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended June 30, 2018
	Company-owned (1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$27,787	$11,835	$(34,860)	$4,762
Interest expense, as reported	—	—	1,090	1,090
Income taxes, as reported	—	—	8,421	8,421
Depreciation and amortization, as reported	9,284	90	2,067	11,441
EBITDA (as defined above)	$37,071	$11,925	$(23,282)	$25,714

SmartStyle restructuring discounting and costs, net	1,154	—	—	1,154
Severance	—	—	(176)	(176)
Professional fees	—	—	80	80
Goodwill derecognition	—	—	2,185	2,185
Discontinued operations, net of tax	—	—	2,211	2,211
Adjusted EBITDA, non-GAAP financial measure	$38,225	$11,925	$(18,982)	$31,168

	Three Months Ended June 30, 2017
	Company-owned(1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$21,692	$9,425	$(29,864)	$1,253
Interest expense, as reported	—	—	2,143	2,143
Income taxes, as reported	—	—	1,907	1,907
Depreciation and amortization, as reported	11,280	89	2,388	13,757
EBITDA (as defined above)	$32,972	$9,514	$(23,426)	$19,060

Salon tools write-off	5,324	—	—	5,324
Professional fees	—	—	1,125	1,125
Severance	—	—	583	583
Executive transition costs	—	—	322	322
Discontinued operations, net of tax	—	—	2,969	2,969
Adjusted EBITDA, non-GAAP financial measure	$38,296	$9,514	$(18,427)	$29,383
____________________________________
Notes:

(1)
Company-owned adjusted EBITDA margin for the three ended June 30, 2018, and 2017, were 14.5% and 12.8%, respectively, and are calculated as company-owned adjusted EBITDA (as defined above) divided by company-owned adjusted revenue for each respective period.

(2)
Franchise adjusted EBITDA margin for the three months ended June 30, 2018 and 2017, were 37.9% and 44.6%, respectively and are calculated as franchise adjusted EBITDA (as defined above) divided by franchise adjusted revenue for each respective period. Removing the dilutive impact of $6.2 million for the franchise product sales to The Beautiful Group, franchise adjusted EBITDA margin for the three months ended June 30, 2018 was 43.9%.

(3)
Consolidated EBITDA margins for the three months ended June 30, 2018, and 2017, were 8.7% and 5.9%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the three months ended June 30, 2018, and 2017, were 10.6% and 9.2%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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	Twelve Months Ended June 30, 2018
	Company-owned(1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$50,148	$41,418	$(82,865)	$8,701
Interest expense, as reported	—	—	10,492	10,492
Income taxes, as reported	—	—	(65,434)	(65,434)
Depreciation and amortization, as reported	48,508	365	9,332	58,205
EBITDA (as defined above)	$98,656	$41,783	$(128,475)	$11,964

SmartStyle restructuring discounting and costs, net	28,057	—	37	28,094
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Severance	—	—	2,652	2,652
Professional fees	—	—	1,707	1,707
Executive transition costs	—	—	564	564
Goodwill derecognition	—	—	3,899	3,899
Discontinued operations, net of tax	—	—	53,185	53,185
Adjusted EBITDA, non-GAAP financial measure	$126,713	$41,783	$(74,417)	$94,079

	Twelve Months Ended June 30, 2017
	Company-owned(1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$78,345	$34,478	$(128,963)	$(16,140)
Interest expense, as reported	—	—	8,584	8,584
Income taxes, as reported	—	—	9,224	9,224
Depreciation and amortization, as reported	42,273	357	9,458	52,088
EBITDA (as defined above)	$120,618	$34,835	$(101,697)	$53,756

Salon tools write-off	5,324	—	—	5,324
Severance	—	—	8,437	8,437
Legal fees	—	—	1,405	1,405
Professional fees	—	—	2,836	2,836
Executive transition costs	—	—	322	322
Gain on life insurance proceeds	—	—	(100)	(100)
Discontinued operations, net of tax	—	—	15,244	15,244
Adjusted EBITDA, non-GAAP financial measure	$125,942	$34,835	$(73,553)	$87,224

____________________________________
Notes:

(1)
Company-owned adjusted EBITDA margin for the twelve ended June 30, 2018, and 2017, were 11.5% and 10.6%, respectively, and are calculated as company-owned adjusted EBITDA (as defined above) divided by company-owned adjusted revenue for each respective period.

(2)
Franchise adjusted EBITDA margin for the twelve months ended June 30, 2018 and 2017, were 38.0% and 44.1%, respectively and are calculated as franchise adjusted EBITDA (as defined above) divided by franchise adjusted revenue for each respective period.

(3)
Consolidated EBITDA margins for the twelve months ended June 30, 2018, and 2017, were 1.0% and 4.2%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the twelve months ended June 30, 2018, and 2017, were 7.8% and 6.9%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP total revenue to adjusted total revenue, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Total Revenue
Non-GAAP total revenue is U.S. GAAP revenue adjusted for items impacting comparability for each respective period.

	Three Months Ended June 30, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$263,393	$31,492	$—	$294,885

	Three Months Ended June 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$299,573	$21,329	$—	$320,902

	Twelve Months Ended June 30, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$1,104,014	$110,060	$—	$1,214,074
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$1,101,953	$110,060	$—	$1,212,013

	Twelve Months Ended June 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$1,189,546	$78,914	$—	$1,268,460

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended June 30, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$218,352	$—	$—	$218,352
Product	45,041	15,982	—	61,023
	263,393	15,982	—	279,375

Cost of service	123,815	—	—	123,815
Cost of product	20,867	12,591	—	33,458
	144,682	12,591	—	157,273

U.S. GAAP gross profit(1)	$118,711	$3,391	$—	$122,102

Non-GAAP gross profit adjustments:
SmartStyle restructuring discounting	637	—	—	637
Non-GAAP gross profit(1)	$119,348	$3,391	$—	$122,739
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended June 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$243,649	$—	$—	$243,649
Product	55,924	8,109	—	64,033
	299,573	8,109	—	307,682

Cost of service	155,386	—	—	155,386
Cost of product	23,982	5,927	—	29,909
	179,368	5,927	—	185,295

U.S. GAAP gross profit(1)	$120,205	$2,182	$—	$122,387

Non-GAAP gross profit adjustments:
Salon tools write-off	4,983	—	—	4,983
Non-GAAP gross profit(1)	$125,188	$2,182	$—	$127,370
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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	Twelve Months Ended June 30, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$899,051	$—	$—	$899,051
Product	204,963	53,703	—	258,666
	1,104,014	53,703	—	1,157,717
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$1,101,953	$53,703	$—	$1,155,656

Cost of service	530,582	—	—	530,582
Cost of product	98,495	42,128	—	140,623
	629,077	42,128	—	671,205

U.S. GAAP and Non-GAAP gross profit(1)	$474,937	$11,575	$—	$486,512

Non-GAAP gross profit adjustments:
SmartStyle restructuring discounting and costs	1,758	—	—	1,758
Non-GAAP gross profit(1)	$476,695	$11,575	$—	$488,270
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Twelve Months Ended June 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$960,347	$—	$—	$960,347
Product	229,199	30,623	—	259,822
	1,189,546	30,623	—	1,220,169

Cost of service	610,384	—	—	610,384
Cost of product	103,611	22,686	—	126,297
	713,995	22,686	—	736,681

U.S. GAAP and Non-GAAP gross profit(1)	$475,551	$7,937	$—	$483,488

Non-GAAP gross profit adjustments:
Salon tools write-off	4,983	—	—	4,983
Non-GAAP gross profit(1)	$480,534	$7,937	$—	$488,471
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Revenue decline, as reported (U.S. GAAP)	(8.1)%	(1.1)%	(4.3)%	(1.8)%
Effect of new company-owned stores	—	(0.5)	(0.2)	(0.5)
Effect of closed salons	11.9	2.7	7.4	2.0
Franchise	(3.2)	(0.1)	(2.4)	—
Foreign currency	(0.3)	0.3	(0.3)	0.1
Other	0.4	0.5	0.3	(0.3)
Same-store sales, non-GAAP	0.7%	1.8%	0.5%	(0.5)%

REGIS CORPORATION
Reconciliation of reported non-GAAP revenue change to same-store sales, as adjusted
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Revenue decline, as adjusted (non-GAAP)	(8.1)%	(1.1)%	(4.5)%	(1.8)%
Effect of new company-owned stores	—	(0.5)	(0.2)	(0.5)
Effect of closed salons	11.9	2.7	7.4	2.0
Other	0.4	0.5	0.3	(0.3)
Franchise	(3.2)	(0.1)	(2.4)	—
Foreign currency	(0.3)	0.3	(0.3)	0.1
Same-store sales, as adjusted non-GAAP	0.7%	1.8%	0.3%	(0.5)%

– end –